UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 20, 2013

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 20, 2013, Mr. José González notified the Board of Directors ("Board") of the Federal Home Loan Bank of New York ("FHLBNY") that he would be resigning from his position as a Director of the FHLBNY effective as of 5:00 p.m. Eastern time on September 30, 2013.

Mr. González is the current Vice Chair of the FHLBNY’s Board. On September 20, 2013, the Board named Director Joseph R. Ficalora to serve as the Board’s Vice Chair from October 1, 2013 through and until December 31, 2014.

(c) On September 20, 2013, Mr. González accepted an offer to become Executive Vice President of the FHLBNY, effective as of October 15, 2013. It is the intention of the Board that Mr. González will, among other duties, become President & CEO of the FHLBNY when the current President & CEO, Alfred A. DelliBovi, decides to retire. Mr. DelliBovi has not yet made a decision as to when he will retire.

Information about the background, business experience and directorships of Mr. González, 58, is described in ‘Item 10 - Directors, Executive Officers, and Corporate Governance’ of the Bank's Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on March 25, 2013, which is incorporated by reference herein. No family relationships exist between Mr. González and any director or executive officer of the Bank which would require disclosure under Item 401(d) of Regulation S-K. In addition, there are no related transactions between Mr. González and the Bank of the type required to be disclosed under Item 404(a) of Regulation S-K. Mr. González will receive benefits and compensation in the same manner as FHLBNY Named Executive Officers as described in ‘Item 11 - Executive Compensation’ of the Bank's 2012 Form 10-K, which is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

September 23, 2013	By:	/s/ Kevin M. Neylan

Name: Kevin M. Neylan
Title: Senior Vice President and Chief Financial Officer